Exhibit 99

Contact:

Gretchen Hommrich

Vice President, Investor Relations

(615) 861-6000

ACADIA HEALTHCARE REPORTS FOURTH QUARTER 2023 RESULTS

COMPANY PROVIDES FULL YEAR AND FIRST QUARTER 2024 GUIDANCE

FRANKLIN, Tenn. (February 27, 2024) – Acadia Healthcare Company, Inc. (“Acadia” or the “Company”) (NASDAQ: ACHC) today announced financial results for the fourth quarter and year ended December 31, 2023.

Fourth Quarter Highlights

●	Revenue totaled $742.8 million, an increase of 10.0% over the fourth quarter of 2022
●	Same facility revenue increased 10.3% compared with the fourth quarter of 2022, including an increase in revenue per patient day of 7.1% and an increase in patient days of 2.9%
●	Net income attributable to Acadia totaled $57.7 million, or $0.63 per diluted share
●

Adjusted income attributable to Acadia was $78.3 million, or $0.85 per diluted share, excluding $0.02 of income from the Provider Relief Fund (“PRF”) established under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act

●

Adjusted EBITDA was $169.6 million, an increase of 11.9% over the fourth quarter of 2022, excluding income from the PRF in both periods and the impact of a $5.9 million unfavorable adjustment to professional and general liability reserves recorded in the fourth quarter of 2022

●

Continued progress on the execution of the Company’s growth strategy through opening one de novo hospital, adding 98 beds to existing facilities and opening two comprehensive treatment centers (“CTCs”)

●	Announced a new joint venture partnership with Ascension Seton, in Austin, Texas, in early January 2024

Adjusted income attributable to Acadia and Adjusted EBITDA are non-GAAP financial measures. A reconciliation of all non-GAAP financial measures in this press release begins on page 9.

Fourth Quarter Results

Chris Hunter, Chief Executive Officer of Acadia, remarked, “Our fourth quarter performance capped off another outstanding year for Acadia. With solid execution, we continued to deliver strong results with impressive annual revenue growth of 12.2% and annual Adjusted EBITDA growth of 13.1%. The momentum in our business reflects the robust demand for behavioral healthcare services. Our outstanding team of employees and clinicians across our facilities have been at the forefront of meeting this demand with safe, high-quality care for behavioral health and substance use issues.

“In addition to delivering our solid financial performance, we made significant improvements to our operations in 2023. Our strategic investments have enabled us to strengthen our core infrastructure and further enhance Acadia’s care delivery. We continue to focus on quality across our operations, leveraging technology and utilizing data to mitigate risk, drive efficiencies and support strong clinical outcomes. As demand for our services continues to accelerate, these investments support our ability to reach more patients and make a positive difference in more communities,” added Hunter.

1 Excluding income from the PRF

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ACHC Reports Fourth Quarter 2023 Results

February 27, 2024

Strategic Investments for Long-Term Growth

During the fourth quarter of 2023 and into the first quarter of 2024, the Company continued to make progress in meeting its strategic growth objectives with the following accomplishments across its five defined growth pathways:

●

Facility Expansions – Added 98 beds to existing facilities in the fourth quarter, for a total of 302 new beds added in 2023. The Company expects to add more than 400 beds to existing facilities in 2024.

●

De Novo Facilities – Opened two CTCs, meeting the Company’s goal to open a total of six CTCs in 2023. Acadia opened the renovated 101-bed adult hospital and outpatient facility that are part of the Montrose Behavioral Health Hospital in Chicago, Illinois. During the fourth quarter, the Company also completed construction on an 80-bed inpatient acute care hospital, Coachella Valley Behavioral Health, in Indio, California, which will open later this year. Acadia plans to open up to 14 new CTCs in 2024.

●

Joint Ventures – In January 2024, Acadia announced a new joint venture partnership with Ascension Seton, one of the nation’s leading integrated healthcare systems, for a behavioral health hospital in Austin, Texas. This facility, expected to open later in 2024, marks the Company’s second joint venture partnership with Ascension. The Company also expects to open two other previously announced joint venture facilities in 2024, Intermountain Health in Denver, Colorado, and Henry Ford Health in Detroit, Michigan. Acadia has 21 joint venture partnerships for 22 hospitals, with 11 hospitals already in operation and 11 additional hospitals expected to open over the next few years.

●

Acquisitions – On February 22, 2024, the Company closed the previously announced acquisition of Turning Point Centers, a 76-bed specialty provider of substance use disorder and primary mental health treatment services that supports the Salt Lake City, Utah, metropolitan market.

●

Extend Continuum of Care – Expanded treatment options by adding 13 outpatient programs during the fourth quarter, bringing Acadia’s total to 39 outpatient programs added during 2023. These programs include Partial Hospitalization Programs (PHP), Intensive Outpatient Programs (IOP) or virtual services.

Cash and Liquidity

Maintaining a strong financial position to support growth investments and disciplined capital allocation are top priorities for Acadia. As of December 31, 2023, the Company had $100.1 million in cash and cash equivalents and $516.5 million available under its $600 million revolving credit facility with a net leverage ratio of approximately 1.9x. On January 18, 2024, the Company entered into an Amended Credit Agreement with its lenders to increase its Term Loan A by $350 million. On January 19, 2024, the Company paid $400 million for the settlement of the three cases related to the previously disclosed litigation in New Mexico.

Net leverage ratio is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures in this press release begins on page 9.

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ACHC Reports Fourth Quarter 2023 Results

February 27, 2024

Looking Ahead

Hunter concluded, “The prevalence of behavioral health issues and related deaths is on the rise in our nation. A recent survey by the Centers for Disease Control and Prevention estimated that more than one in five U.S. adults, or nearly 60 million people, live with a mental illness, and over 46 million people have substance use disorders. These illnesses include different conditions that vary in degree of severity and require different modes of treatment. The breadth of our service lines is a key differentiator for Acadia and enhances our ability to support more patients with the appropriate level of high-quality care. With service lines across the continuum of care, strong clinical quality, and a focused operating model, we are well-positioned to continue to lead the behavioral health industry and address these critical needs across the United States. Our 2024 financial guidance reflects our confidence in our ability to drive continued impressive growth and profitability. We are proud of our progress over the past year and look forward to the significant opportunities ahead for Acadia to extend our market reach in 2024.”

Financial Guidance

Acadia today established financial guidance for 2024, as follows:

2024 Guidance Range
Revenue (1)	$3.18 to $3.25 billion
Adjusted EBITDA (1)	$730 to $770 million
Adjusted earnings per diluted share (1)	$3.40 to $3.70
Interest expense	$110 to $120 million
Tax rate	24.5% to 25.5%
Depreciation and amortization expense	$150 to $160 million
Stock compensation expense	$40 to $45 million
Operating cash flows	$525 to $575 million
Expansion capital expenditures	$425 to $475 million
Maintenance and IT capital expenditures	$90 to $110 million

Total bed additions, excluding acquisitions	Approx. 1,200 beds

(1)

Includes one-time payments from a state of approximately $10 million (or $0.09 per diluted share) for the year, of which approximately $7 million (or $0.06 per diluted share) was received in the first quarter of 2024

The Company also established financial guidance for the first quarter of 2024, as follows:

First Quarter 2024 Guidance Range
Revenue (2)	$775 to $785 million
Adjusted EBITDA (2)	$170 to $175 million
Adjusted earnings per diluted share (2)	$0.78 to $0.83

(2)	Includes a one-time payment from a state of approximately $7 million (or $0.06 per diluted share) received in the first quarter of 2024

The Company’s guidance does not include the impact of any future acquisitions, divestitures, transaction, legal and other costs or non-recurring legal settlements expense.

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ACHC Reports Fourth Quarter 2023 Results

February 27, 2024

Conference Call

Acadia will hold a conference call to discuss its fourth quarter financial results at 7:00 a.m. Central Time/8:00 a.m. Eastern Time on Wednesday, February 28, 2024. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available for 30 days.

About Acadia

Acadia is a leading provider of behavioral healthcare services across the United States. As of December 31, 2023, Acadia operated a network of 253 behavioral healthcare facilities with approximately 11,200 beds in 38 states and Puerto Rico. With approximately 23,500 employees serving more than 75,000 patients daily, Acadia is the largest stand-alone behavioral healthcare company in the U.S. Acadia provides behavioral healthcare services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Forward-Looking Information

This press release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this press release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of our facility expansions, acquisitions, joint ventures and de novo transactions; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from government and commercial payors; (iv) the occurrence of patient incidents, governmental investigations, litigation and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (v) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; (vi) potential disruptions to our information technology systems or a cybersecurity incident; and (vii) potential operating difficulties, including, without limitation, disruption to the U.S. economy and financial markets; reduced admissions and patient volumes; increased costs relating to labor, supply chain and other expenditures; changes in competition and client preferences; and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies. These factors and others are more fully described in Acadia’s periodic reports and other filings with the U.S. Securities and Exchange Commission.

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ACHC Reports Fourth Quarter 2023 Results

February 27, 2024

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(In thousands, except per share amounts)

Revenue	$742,800	$675,295	$2,928,738	$2,610,399

Salaries, wages and benefits (including equity-based compensation expense of $9,149, $7,890, $32,289 and $29,635, respectively)	400,370	365,702	1,572,330	1,393,434
Professional fees	45,545	40,295	176,013	158,013
Supplies	26,680	25,909	105,992	100,200
Rents and leases	11,672	11,682	46,552	45,462
Other operating expenses	98,108	93,922	388,906	349,277
Income from provider relief fund	(1,977)	(5,245)	(6,419)	(21,451)
Depreciation and amortization	35,380	30,142	132,349	117,769
Interest expense, net	20,474	19,405	82,125	69,760
Legal settlements expense	—	—	394,181	—
Loss on impairment	1,096	—	9,790	—
Gain on sale of property	(9,747)	—	(9,747)	—
Transaction, legal and other costs	35,234	5,411	62,026	23,792
Total expenses	662,835	587,223	2,954,098	2,236,256
Income (loss) before income taxes	79,965	88,072	(25,360)	374,143
Provision for (benefit from) income taxes	20,208	24,927	(9,699)	94,110
Net income (loss)	59,757	63,145	(15,661)	280,033
Net income attributable to noncontrolling interests	(2,028)	(2,021)	(6,006)	(6,894)
Net income (loss) attributable to Acadia Healthcare Company, Inc.	$57,729	$61,124	$(21,667)	$273,139

Earnings (loss) per share attributable to Acadia Healthcare Company, Inc.
Basic	$0.63	$0.68	$(0.24)	$3.05
Diluted	$0.63	$0.67	$(0.24)	$2.98

Weighted-average shares outstanding:
Basic	91,238	89,897	90,949	89,680
Diluted	91,872	91,872	90,949	91,555

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ACHC Reports Fourth Quarter 2023 Results

February 27, 2024

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,
	2023	2022
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$100,073	$97,649
Accounts receivable, net	361,451	322,439
Other current assets	134,476	86,037
Total current assets	596,000	506,125
Property and equipment, net	2,266,610	1,952,045
Goodwill	2,225,962	2,222,805
Intangible assets, net	73,278	76,041
Deferred tax assets	6,658	2,950
Operating lease right-of-use assets	117,780	135,238
Other assets	72,553	92,697
Total assets	$5,358,841	$4,987,901

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$29,219	$21,250
Accounts payable	156,132	104,723
Accrued salaries and benefits	141,901	125,298
Current portion of operating lease liabilities	26,268	26,463
Other accrued liabilities	532,261	110,592
Total current liabilities	885,781	388,326
Long-term debt	1,342,548	1,364,541
Deferred tax liabilities	1,931	92,588
Operating lease liabilities	100,808	116,429
Other liabilities	140,113	125,033
Total liabilities	2,471,181	2,086,917
Redeemable noncontrolling interests	105,686	88,257
Equity:
Common stock	913	899
Additional paid-in capital	2,649,340	2,658,440
Retained earnings	131,721	153,388
Total equity	2,781,974	2,812,727
Total liabilities and equity	$5,358,841	$4,987,901

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ACHC Reports Fourth Quarter 2023 Results

February 27, 2024

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
	2023	2022
	(In thousands)
Operating activities:
Net (loss) income	$(15,661)	$280,033
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	132,349	117,769
Amortization of debt issuance costs	3,322	3,261
Equity-based compensation expense	32,289	29,635
Deferred income taxes	(93,984)	16,545
Legal settlements expense	394,181	—
Loss on impairment	9,790	—
Gain on sale of property	(9,747)	—
Other	3,168	2,680
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(39,012)	(41,978)
Other current assets	8,880	(17,626)
Other assets	989	2,252
Accounts payable and other accrued liabilities	17,404	5,174
Accrued salaries and benefits	16,532	6,804
Other liabilities	10,815	15,090
Government relief funds	(8,975)	(39,070)
Net cash provided by operating activities	462,340	380,569

Investing activities:
Cash paid for acquisitions, net of cash acquired	(349)	(9,507)
Cash paid for capital expenditures	(424,133)	(296,149)
Proceeds from sale of property and equipment	29,422	7,074
Other	(2,159)	(7,248)
Net cash used in investing activities	(397,219)	(305,830)

Financing activities:
Borrowings on revolving credit facility	40,000	—
Principal payments on revolving credit facility	(35,000)	(95,000)
Principal payments on long-term debt	(21,250)	(18,594)
Repurchase of shares for payroll tax withholding, net of proceeds from stock option exercises	(44,335)	(6,179)
Contributions from noncontrolling partners in joint ventures	2,958	15,362
Distributions to noncontrolling partners in joint ventures	(5,107)	(1,004)
Acquisition of ownership interests from noncontrolling partners	—	(5,540)
Other	37	52
Net cash used in financing activities	(62,697)	(110,903)

Net increase (decrease) in cash and cash equivalents	2,424	(36,164)
Cash and cash equivalents at beginning of the period	97,649	133,813
Cash and cash equivalents at end of the period	$100,073	$97,649
	$-	$-
Effect of acquisitions:
Assets acquired, excluding cash	$6,766	$10,756
Liabilities assumed	(128)	(1,249)
Redeemable noncontrolling interest resulting from an acquisition	(6,289)	—
Cash paid for acquisitions, net of cash acquired	$349	$9,507

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ACHC Reports Fourth Quarter 2023 Results

February 27, 2024

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2023	2022	% Change		2023	2022	% Change
Same Facility Results (1)
Revenue	$736,237	$667,764	10.3%		$2,897,333	$2,587,993	12.0%
Patient Days	750,660	729,233	2.9%		3,036,127	2,889,465	5.1%
Admissions	46,481	45,788	1.5%		194,215	185,218	4.9%
Average Length of Stay (2)	16.1	15.9	1.4%		15.6	15.6	0.2%
Revenue per Patient Day	$981	$916	7.1%		$954	$896	6.5%
Adjusted EBITDA margin (3)	29.1%	27.7%	140	bps	29.1%	28.5%	60	bps
Adjusted EBITDA margin excluding income from provider relief fund	28.8%	26.9%	190	bps	28.9%	27.7%	120	bps

Facility Results
Revenue	$742,800	$675,295	10.0%		$2,928,738	$2,610,399	12.2%
Patient Days	757,345	736,695	2.8%		3,063,454	2,916,500	5.0%
Admissions	47,295	46,375	2.0%		197,532	186,305	6.0%
Average Length of Stay (2)	16.0	15.9	0.8%		15.5	15.7	-0.9%
Revenue per Patient Day	$981	$917	7.0%		$956	$895	6.8%
Adjusted EBITDA margin (3)	27.7%	26.8%	90	bps	27.9%	27.9%	0	bps
Adjusted EBITDA margin excluding income from provider relief fund	27.5%	26.0%	150	bps	27.7%	27.1%	60	bps

(1) Same facility results for the periods presented include facilities we have operated for more than one year and exclude certain closed services.
(2) Average length of stay is defined as patient days divided by admissions.

(3) For each of the three months ended December 31, 2023 and 2022, includes income from provider relief fund of $2.0 million and $5.2 million, respectively. For the year ended December 31, 2023 and 2022, includes income from provider relief fund of $6.4 million and $21.5 million, respectively.

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ACHC Reports Fourth Quarter 2023 Results

February 27, 2024

Acadia Healthcare Company, Inc.
Reconciliation of Net (Loss) Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)

Net income (loss) attributable to Acadia Healthcare Company, Inc.	$57,729	$61,124	$(21,667)	$273,139
Net income attributable to noncontrolling interests	2,028	2,021	6,006	6,894
Provision for (benefit from) income taxes	20,208	24,927	(9,699)	94,110
Interest expense, net	20,474	19,405	82,125	69,760
Depreciation and amortization	35,380	30,142	132,349	117,769
EBITDA	135,819	137,619	189,114	561,672

Adjustments:
Equity-based compensation expense (a)	9,149	7,890	32,289	29,635
Transaction, legal and other costs (b)	35,234	5,411	62,026	23,792
Legal settlements expense (c)	—	—	394,181	—
Loss on impairment (d)	1,096	—	9,790	—
Gain on sale of property (e)	(9,747)	—	(9,747)	—
Adjusted EBITDA	$171,551	$150,920	$677,653	$615,099

Adjusted EBITDA margin	23.1%	22.3%	23.1%	23.6%

Income from provider relief fund	(1,977)	(5,245)	(6,419)	(21,451)
Adjusted EBITDA excluding income from provider relief fund	$169,574	$145,675	$671,234	$593,648

Adjusted EBITDA margin excluding income from provider relief fund	22.8%	21.6%	22.9%	22.7%

See footnotes on page 11.

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ACHC Reports Fourth Quarter 2023 Results

February 27, 2024

Acadia Healthcare Company, Inc.
Reconciliation of Net (Loss) Income Attributable to Acadia Healthcare Company, Inc. to
Adjusted Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands, except per share amounts)

Net income (loss) attributable to Acadia Healthcare Company, Inc.	$57,729	$61,124	$(21,667)	$273,139

Adjustments to income:
Transaction, legal and other costs (b)	35,234	5,411	62,026	23,792
Legal settlements expense (c)	—	—	394,181	—
Loss on impairment (d)	1,096	—	9,790	—
Gain on sale of property (e)	(9,747)	—	(9,747)	—
Provision for (benefit from) income taxes	20,208	24,927	(9,699)	94,110
Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.	104,520	91,462	424,884	391,041
Income tax effect of adjustments to income (f)	24,750	23,405	104,697	100,067
Adjusted income attributable to Acadia Healthcare Company, Inc.	79,770	68,057	320,187	290,974
Income from provider relief fund, net of taxes	(1,441)	(3,822)	(4,678)	(15,631)
Adjusted income attributable to Acadia Healthcare Company, Inc. excluding income from provider relief fund	$78,329	$64,235	$315,509	$275,343

Weighted-average shares outstanding - diluted (g)	91,872	91,872	91,826	91,555

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.87	$0.74	$3.49	$3.18
Income from provider relief fund, net of taxes, per diluted share	(0.02)	(0.04)	(0.05)	(0.17)
Adjusted income attributable to Acadia Healthcare Company, Inc., excluding income from provider relief fund, per diluted share	$0.85	$0.70	$3.44	$3.01

See footnotes on page 11.

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ACHC Reports Fourth Quarter 2023 Results

February 27, 2024

Acadia Healthcare Company, Inc.

Footnotes

We have included certain financial measures in this press release, including those listed below, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC.  These non-GAAP financial measures include, and are defined, as follows:

• EBITDA: net income (loss) attributable to Acadia Healthcare Company, Inc. adjusted for net income attributable to noncontrolling interests, provision for (benefit from) income taxes, net interest expense and depreciation and amortization.

• Adjusted EBITDA: EBITDA adjusted for equity-based compensation expense, transaction, legal and other costs, legal settlements expense, loss on impairment and gain on sale of property.

• Adjusted EBITDA excluding income from provider relief fund: Adjusted EBITDA adjusted for income from provider relief fund.

• Adjusted EBITDA margin: Adjusted EBITDA divided by revenue.

• Adjusted EBITDA margin excluding income from provider relief fund: Adjusted EBITDA excluding income from provider relief fund divided by revenue.

• Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.: net income (loss) attributable to Acadia Healthcare Company, Inc. adjusted for transaction, legal and other costs, legal settlements expense, loss on impairment, gain on sale of property and provision for (benefit from) income taxes.

• Adjusted income attributable to Acadia Healthcare Company, Inc.: Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc. adjusted for the income tax effect of adjustments to income.

• Adjusted income attributable to Acadia Healthcare Company, Inc. excluding income from provider relief fund: Adjusted income attributable to Acadia Healthcare Company, Inc. adjusted for income from provider relief fund.

• Net leverage ratio: Long-term debt (excluding $10.4 million of unamortized debt issuance costs, discount and premium) less cash and cash equivalents divided by Adjusted EBITDA for the trailing twelve months.

The non-GAAP financial measures presented herein are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The non-GAAP financial measures presented herein are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies. We have included information concerning the non-GAAP financial measures in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present similar non-GAAP financial measures when reporting their results. Because the non-GAAP financial measures are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures of other companies. Our presentation of these non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction, legal and other costs incurred by Acadia primarily related to legal, management transition, termination, restructuring, acquisition and other similar costs.

(c) Represents legal settlements expense related to the Desert Hills litigation.

(d) During the three months and year ended December 31, 2023, we recorded non-cash impairment charges totaling $1.1 million and $9.8 million, respectively, related to the closure of certain facilities.

(e) Represents gain on facility property sale.

(f) Represents the income tax effect of adjustments to income based on tax rates of 23.7% and 25.6% for the three months ended December 31, 2023 and 2022, respectively, and 24.6% and 25.6% for the years ended December 31, 2023 and 2022, respectively.

(g) For the year ended December 31, 2023, approximately 0.9 million outstanding shares of restricted stock units and shares of common stock issuable upon exercise of outstanding stock option awards have been included in the calculation of weighted-average shares outstanding-diluted. These shares are excluded from the calculation of diluted earnings per share in the condensed consolidated statement of operations because the net loss for the year ended December 31, 2023 causes such securities to be anti-dilutive.